UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/06/2012

FLIR Systems, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-21918

Oregon	93-0708501
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

27700 SW Parkway Avenue, Portland, Oregon 97070
(Address of principal executive offices, including zip code)

(503) 498-3547
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure

On July 31, 2012, the Council of Institutional Investors sent a letter to FLIR Systems, Inc. ("FLIR"), to which William W. Davis, Senior Vice President, General Counsel and Secretary of FLIR, acting at the direction of the FLIR board of directors, responded in a letter dated November 6, 2012 (the "Response Letter"). The Response Letter is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

Item 9.01.    Financial Statements and Exhibits

(d)        Exhibits.

The following exhibit is furnished herewith:

99.1        Letter, dated as of November 6, 2012, from William W. Davis, Senior Vice President, General Counsel and Secretary of FLIR Systems, Inc. to Ms. Ann Yerger, Executive Director of Council of Institutional Investors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLIR Systems, Inc.

Date: November 06, 2012	By:	/s/ Anthony L. Trunzo
Anthony L. Trunzo
Sr. Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1
Letter, dated as of November 6, 2012, from William W. Davis, Senior Vice President, General Counsel and Secretary of FLIR Systems, Inc. to Ms. Ann Yerger, Executive Director of Council of Institutional Investors.